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[FISHER SCIENTIFIC INTERNATIONAL INC. LOGO]

                                                                   EXHIBIT 99.1

                [FISHER SCIENTIFIC INTERNATIONAL INC LETTERHEAD]

NEWS RELEASE


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Media Contact:                          Investor Contact:
Gia L. Oei, 603-929-2489                Carolyn Miller, 603-929-2381
E-mail: Gia.Oei@nh.fishersci.com        E-mail: Carolyn.Miller@nh.fishersci.com
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             FISHER SCIENTIFIC ANNOUNCES ITS FINAL OFFER FOR PERBIO;

           Undertakings received from major institutional shareholders

HAMPTON, N.H. -- August 20, 2003 - Fisher Scientific International Inc. (NYSE:
FSH), the world leader in serving science, today announced an increase in its all-cash bid for Perbio Science AB (Stockholm: PBIO) from SEK 142.5 to a final price of SEK 155.0 per share. The final offer includes SEK 106.0 in cash for each outstanding warrant issued under the 1999 warrant program.

      "We remain committed to the Perbio acquisition," said Paul M. Montrone, chairman and chief executive officer of Fisher Scientific. "The final offer reflects current market conditions, strengthening of the U.S. dollar and our commitment to completing the transaction."

      Following discussions, certain institutional holders who together represent approximately 16 percent of the total number of Perbio shares and warrants, have made irrevocable undertakings to accept the final offer, provided that there is no competing, more favourable offer. This group includes SEB Fonder and Fjarde AP-Fonden. In addition, Fisher has previously received conditional undertakings to accept the offer from the members of the board of directors of Perbio as well as all members of management holding shares or warrants of Perbio, representing approximately 3.0 percent of the total number of Perbio's shares and warrants. These undertakings are in addition to the shares previously tendered by Perbio shareholders.

                                    - more -
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Fisher Scientific Announces Its Final Offer For Perbio - 2

      The board of directors of Perbio has unanimously recommended that shareholders accept the final offer.

      The acceptance period of the final offer has been extended and is scheduled to expire at 5 p.m. Central European Time (CET) on Aug. 28.

      Based upon future events and circumstances occurring during and at the end of the offer, including the number of shares tendered, Fisher may consider waiving the 90 percent minimum acceptance condition.

ABOUT FISHER SCIENTIFIC INTERNATIONAL INC.

As the world leader in serving science, Fisher Scientific International Inc. (NYSE:FSH) offers more than 600,000 products and services to more than 350,000 customers located in approximately 145 countries. As a result of its broad product offering, electronic-commerce capabilities and integrated global logistics network, Fisher serves as a one-stop source of products, services and global solutions for its customers. The company primarily serves the scientific-research, clinical-laboratory and safety markets. Additional information about Fisher is available on the company's Web site at www.fisherscientific.com.

UNITED STATES

The offer is not being made, and this announcement does not constitute an offer, directly or indirectly, in or into the United States of America or to any resident of the United States of America, and the offer may not be accepted in or from the United States of America.

This announcement includes forward-looking statements. Fisher Scientific has based these forward-looking statements on its current expectations and projections about future events. Although Fisher Scientific believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. Fisher Scientific undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this announcement might not occur.